Exhibit 99.1
(303)573-7566

Company Contact:	Investor Relations Contacts:	Media Contact:
Rob Lewis, CFO	David Barnard & Kirsten Chapman	David Politis
iMergent, Inc.	Lippert/Heilshorn & Assoc.	Politis Communications
801.431.4695	415.433.3777	(801)523-3730
investor_relations@imergentinc.com	David@lhai-sf.com	dpolitis@politis.com

iMergent Completes Review of Revenue Recognition Policy

-Provides Revised Estimates of Unaudited Restated Preliminary Results for Fiscal Years 2003, 2004 and 2005-

-Provides Estimates of Unaudited Preliminary Results for First and Second Fiscal Quarters 2006-

OREM, Utah, February 14, 2006 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, today announced revised estimated ranges of its unaudited, restated financial results for fiscal years 2003, 2004 and 2005.  In addition, the company announced its estimates of unaudited preliminary results for selected financial information for its first and second fiscal quarters of 2006 ended September 30, 2005 and December 31, 2005, respectively.  Based, in part, on the company’s discussions with the Securities and Exchange Commission (SEC) and in concurrence with the company’s independent registered public accounting firm, the company has concluded its review of its revenue recognition policies under U.S. generally accepted accounting principles (GAAP).

This press release includes the following elements:

•                  Revised estimated ranges of unaudited restated preliminary results;

•                  Previously reported results, included for comparative purposes; and

•                  Historical revenue recognition policies summary.

Revised Estimated Ranges of Unaudited Restated Preliminary Results:

Selected Consolidated Statement of Operations Information

(Dollars in millions,	For the year ended			For the three months ended
except per share amounts)	June 30, 2003	June 30, 2004	June 30, 2005	Sept. 30, 2005	Dec. 31, 2005

Product & other revenue	$7.3	-	$8.1	$11.6	-	$12.4	$24.8	-	$25.6	$8.6	-	$9.4	$119.4	-	$124.2
Commission & other revenue	4.4	-	4.6	8.0	-	8.2	14.1	-	14.3	2.3	-	2.5	2.9	-	3.1
Total revenue	11.7		12.7	19.6		20.6	38.9		39.9	10.9		11.9	122.3		127.3

(Loss)/income before taxes	(15.8)	-	(14.8)	(25.2)	-	(24.2)	(29.2)	-	(28.2)	(9.1)	-	(8.1)	100.4	-	105.4
Tax (provision)/benefit	(0.3)	-	(0.3)	(0.8)	-	(0.8)	(0.9)	-	(0.9)	(0.2)	-	(0.2)	11.7	-	11.7

Net (loss)/income	(16.1)	-	(15.1)	(26.0)	-	(25.0)	(30.1)	-	(29.1)	(9.3)	-	(8.3)	112.1	-	117.1

(Loss)/earnings per common share:
Basic	$(1.46)	-	$(1.37)	$(2.29)	-	$(2.20)	$(2.53)	-	$(2.45)	$(0.77)	-	$(0.68)	$9.25	-	$9.67
Diluted	$(1.46)	-	$(1.37)	$(2.29)	-	$(2.20)	$(2.53)	-	$(2.45)	$(0.77)	-	$(0.68)	$9.01	-	$9.41

Weighted average common shares outstanding:
Basic	11,019,094			11,329,699			11,835,330			12,132,134			12,133,930
Diluted															12,459,597

Selected Balance Sheet Information

	As of									As of
(Dollars in millions)	June 30, 2003			June 30, 2004			June 30, 2005			Sept. 30, 2005			Dec. 31, 2005
Cash	$2.3	-	$2.3	$5.0	-	$5.0	$10.7	-	$10.7	$25.9	-	$25.9	$25.7	-	$25.7

Net receivables, credit card reserves, investments, and restricted cash	9.1	-	10.1	19.1	-	20.1	24.3	-	25.3	8.2	-	9.2	12.2	-	13.2

Total assets	12.3	-	13.3	26.1	-	27.1	38.6	-	39.6	39.0	-	40.0	53.4	-	54.4

Deferred revenue	35.6	-	36.6	68.5	-	69.5	113.5	-	114.5	122.6	-	123.6	21.8	-	26.8

Total liabilities	42.4	-	44.4	81.0	-	83.0	121.5	-	123.5	130.2	-	132.2	28.6	-	33.6

Stockholders’ (deficit)/equity	(30.1)	-	(31.1)	(54.9)	-	(55.9)	(82.9)	-	(83.9)	(91.2)	-	(92.2)	24.8	-	20.8

Total liabilities and stockholders’ (deficit)/equity	12.3	-	13.3	26.1	-	27.1	38.6	-	39.6	39.0	-	40.0	53.4	-	54.4

Deferred Revenue Roll-forward

	For the year ended									For the three months ended
(Dollars in millions)	June 30, 2003			June 30, 2004			June 30, 2005			Sept. 30, 2005			Dec. 31, 2005
Beginning deferred revenue	$17.8	-	$18.8	$35.6	-	$36.6	$68.5	-	$69.5	$113.5	-	$114.5	$122.6	-	$123.6

Add: Product and other contracts written, net of estimates for bad debts and financial services and discounts	25.1	-	25.9	44.5	-	45.3	69.8	-	70.6	17.7	-	18.5	23.4	-	22.6

Less: Amounts recognized as product and other revenue	(7.3)	-	(8.1)	(11.6)	-	(12.4)	(24.8)	-	(25.6)	(8.6)	-	(9.4)	(124.2)	-	(119.4)

Ending deferred revenue	$35.6	-	$36.6	$68.5	-	$69.5	$113.5	-	$114.5	$122.6	-	$123.6	$21.8	-	$26.8

Net Contracts Written

As noted in the revenue recognition policy below, U.S. GAAP does not permit the Company to recognize revenue at the time contracts are written for the sale of its products.  The following table summarizes the activity of the net volume of contracts written during each related period.

	For the year ended									For the three months ended
(Dollars in millions)	June 30, 2003			June 30, 2004			June 30, 2005			Sept. 30, 2005			Dec. 31, 2005
Total revenue	$11.7		$12.7	$19.6		$20.6	$38.9		$39.9	$10.9		$11.9	$122.3		$127.3
Less: Product and other revenue	(7.3)		(8.1)	(11.6)		(12.4)	(24.8)		(25.6)	(8.6)		(9.4)	(119.4)		(124.2
Add: Product and other contracts written, net of estimates for bad debts and financial services and discounts	25.1	-	25.9	44.5	-	45.3	69.8	-	70.6	17.7	-	18.5	22.6	-	23.4
Net contracts written	$29.5	-	$30.5	$52.5	-	$53.5	$83.9	-	$84.9	$20.0	-	$21.0	$25.5	-	$26.5

Selected Previously Reported Results:

Consolidated Statement of Operations Information

(Dollars in millions,	For the year ended:
except per share amounts)	June 30, 2003	June 30, 2004 (1)
Revenue	$46.5	$81.0
Gross profit	35.6	62.3
Earnings before taxes	5	9.6
Income tax (benefit)	—	-12.3
Net income	5	21.9

Earnings per common share:
Basic	$0.46	$1.93
Diluted	$0.44	$1.80

Weighted average shares outstanding:
Basic	11,019,094	11,329,699
Diluted	11,552,621	12,180,714

(1)          In fiscal 2004, management reversed the valuation allowance against its deferred income tax assets and recognized a benefit of approximately $12.3 million.

Prior estimated ranges of unaudited preliminary results are available on the company’s website at www.imergentinc.com.

Historical Revenue Recognition Policy Summary:

Complete details of the change in revenue recognition policies will be included in the Company’s 10-K when it is filed.

Revenue Recognition for Periods Prior to December 27, 2005

Product and Other Revenue

On October 1, 2000, the Company began selling licenses to customers to use the Company’s new StoresOnline Software (SOS).  The SOS is a web-based software product that enables customers to develop Internet websites for commerce without requiring additional assistance from the Company, if the customer desires.  When customers purchase an SOS license at one of the Company’s Internet workshops, they receive a CD-ROM containing the license, a password and instructions that allow immediate access to the Company’s website where all of the necessary software programs and tools are located to complete the construction of their website.  Additionally, the Company provides website setup services and customer support for incremental fees.  When customers complete their websites, those websites can be hosted with the Company or any other provider of such services at the customers’ option.  If the customers choose to host with the Company, the Company will host the websites for an additional fee.  Customers have the option to create their websites on their own completely without access to the Company website and the option to host their websites with another hosting service.  In fiscal 2005, the Company completed its certification as an eBay solution provider.  Consequently, the Company began selling on-line auction training workshops designed to instruct participants on successfully selling products and services through on-line auctions and the utilization of the on-line auction functionality of the StoresOnline software.

The Company accepts cash and credit cards as methods of immediate payment, and also offers 24-month installment contracts to customers who prefer an extended payment term arrangement (EPTA).  For more than seven years the Company has offered EPTA’s.  Not all customers live up to their obligations under these EPTA contracts.  The Company makes every effort to collect on the EPTAs, including the engagement of professional collection services.  The Company establishes an allowance for doubtful accounts at the time of sale based on the Company’s seven-year history of offering EPTAs and current economic trends.

From October 1, 2001 through December 20, 2005, the Company allowed its customers unlimited access to the SOS software on the Company’s servers (access service), even though the Company was not legally obligated to do so.  This access service was provided at no additional cost to the Company’s customers with the expectation that it would generate revenues under future hosting arrangements.  There was no incremental direct cost of providing such access service.  Consequently, the Company had not established vendor specific objective evidence (VSOE) of fair value for the access service.  The American Institute of Certified Public Accountants Statement of Position 97-2 (SOP 97-2) requires that all revenue from the sale of software products and related services in multiple-element arrangements be deferred until the earlier of the point at which (a) sufficient VSOE of fair value exists for each and every product and service in the arrangement or (b) all elements of the arrangement have been delivered.  However, SOP 97-2 does provide for an exception if the only undelivered elements are services that do not involve significant production, modification, or customization of software.  In that instance, fees for the bundle of software products and related services may be recognized as revenue over the period during which the services are expected to be performed.  The Company has determined the access service period to be five years based on the expected economic life of the related software.  Therefore, all fees collected for the software products, setup services, customer support, hosting services, and on-line auction training workshops are deferred and recognized ratably over the five-year access service period.  Fees related to EPTA contracts are further deferred until actual cash collection.

Commission and Other Revenue

The Company also has contracts with third-party entities with respect to telemarketing product sales to the Company’s customers following the sale of the initial software licenses.  These products and services are intended to assist the customers in being successful with their businesses.  These products are sold and delivered completely by third parties.  The Company receives a commission from these third parties, and recognizes the commissions as the commissions are received in cash.

Revenue Recognition for Periods Beginning On or After December 27, 2005

In December 2005, the Company changed its business model to: (1) limit the “free” access service to a period of one year for all customers who purchased the SOS software prior to December 20, 2005, and (2) begin charging customers for access services as part of customer support.  The Company’s general counsel has reviewed the agreements between the Company and the Company’s customers and is of the opinion that the Company has the legal right to limit the “free” access service to one year for all existing customers and that such position would be upheld within a court of law.  In December 2005, customers who were beyond their one-year “free” access service period began renewing and paying for their customer support and access services on either a monthly or an annual basis.

Additionally, beginning December 20, 2005, all new customers were no longer offered the “one-year free” customer support and access services in connection with their purchases of software licenses.  All sales after that date require the customers to pay separately for customer support and access services either on a monthly basis or an annual basis.

As a result of this change in business model in December 2005, the Company:  (1) established VSOE of fair value for the combined access and customer support services, and (2) delivered all remaining elements of the multiple-element arrangements for all customers existing prior to December 27, 2004.  Therefore, in December 2005, the Company recognized revenue for all fees collected for delivered elements less the VSOE of fair value of the undelivered element (the residual method).  The Company estimates it will recognize between $119 million and $124 million in revenue as a result of this change in business model in December 2005.

Fees for SOS software licenses sold under EPTAs are recognized as revenue as cash payments are received from the customer and not at the time of sale.  Although the Company is able to reasonably estimate the collectibility of its receivables based upon its long history of offering EPTAs, SOP 97-2 requires revenue to be deferred until customer payments are received if collection of the original principal balance is not probable.   Additionally, if the Company subsequently sells the receivables on a non-recourse basis, SOP 97-2 requires that the related revenue be deferred until the customer makes cash payments to the third-party purchaser of the receivables.

Fees collected for services, including customer support, website access, and website hosting, are recognized as revenue over the period during which the services are expected to be performed, based upon the VSOE of fair value for such services.  Fees related to EPTA contracts are further deferred until actual cash collection.

Deferred Revenue

Deferred revenue as of December 31, 2005, consists primarily of sales under EPTAs, including sales for which the Company has sold the related receivable to third-parties on a non-recourse basis, and for which payments have not yet been received from the customer.  Deferred revenue will be recognized as product and other revenue as cash payments are received by the Company or the third-party purchasers of the receivables.  Other than the costs the Company incurs to collect payments from customers, no other costs or expenses will be incurred as these deferred revenue amounts are recognized as product and other service revenue.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet.  Headquartered in Orem, Utah the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with the StoresOnline software, iMergent offers web site development, web site hosting, marketing and mentoring products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the Company’s continued ability to maintain operations; the ability to continue to provide domestic and international workshops, that the unaudited financial information provided remains accurate or consistent after completion of the Company’s audits; the ability to accurately determine historic comparisons based upon predicted re-audited numbers; that the US GAAP revenue recognition analysis adopted by the Company is accurate and that the SEC continues to accept the methodology; the ability of the Company to file its delinquent Form 10-K as well as its delinquent Forms 10-Q; that the Company continues to receive commissions from third party entities; that the Company properly changed its business model, and the right to change would be upheld in a Court of Law; that the change in business model will not affect sales of the Company;  that the Company did in fact as a consequence of the business model changes establish VSOE; that the Company did in fact deliver all remaining elements of the multiple-element arrangements; that the Company sales under EPTA’s consists of deferred revenue; that the Company is properly recognizing deferred revenue; the Company’s ability to attract and retain key management and other personnel; the results of Class Action suits filed as well as the potentiality of amended complaints or new proceedings being filed; employees complying with company policy and laws; the results the pending appeal of the American Stock Exchange (AMEX) determination de-list the

Company’s securities on AMEX; the possibility that the Company may not be granted by AMEX an extension of time to file the Form 10-Q; the ability to completely and timely file a restatement of prior period financial statements; the time required to complete and for the Company’s independent registered public accounting firm to complete its review of the Forms 10-Q and 10-K; the possibility of inquiries of the Company relating to the issues detailed herein; the possibility of the delay of determining historical financial statements, including revenue and expenses reported in prior periods; the possibility that these matters could be deemed to comprise a material weakness in the Company’s internal controls over its consolidated financial reporting could prevent the Company from timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; and volatility in its stock price pending resolution or resulting from the matters discussed above. For a more detailed discussion of factors that affect iMergent’s operating results, please refer to management discussions in its SEC reports (with the exclusion of financial results) including its most recent Form 10-K and Form 10-Q. The company undertakes no obligation to update this forward-looking information.

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